UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 9, 2017
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.    Other Events.
On May 9, 2017, InterDigital, Inc. and certain of its subsidiaries (collectively, “InterDigital”) entered into a Settlement Agreement and Release of Claims (the “Settlement Agreement”) with Microsoft Corporation, Microsoft Mobile, Inc. and Microsoft Mobile Oy (collectively, “Microsoft”), pursuant to which the parties have agreed to terms for resolving all of their existing disputes, and entered into a framework for future discussions for a patent license agreement and regarding technology collaboration in key areas.

Pursuant to the Settlement Agreement, in exchange for cash and other commitments from Microsoft, InterDigital has agreed to a limited release on the past sales of certain Microsoft products, including Nokia terminal units sold during a limited period of time.  InterDigital and Microsoft also have agreed to terms for dismissal by them and Nokia Corporation of all outstanding litigation and other proceedings among these companies and their affiliates, including, without limitation, the Microsoft Sherman Act Delaware Proceedings and the Delaware District Court Proceedings related to the 2007, 2011 and 2013 United States International Trade Commission Proceedings as previously disclosed in InterDigital, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Date: May 11, 2017